Consent of Independent Auditors
                        -------------------------------

We consent to the inclusion of our report dated October 3, 1997, with respect to the combined statement of revenue over certain operating expenses of the Citibank Portfolio for the year ended December 31, 1996, which report appears in the Form 8-K of Berkshire Realty Company, Inc. dated October 15, 1997.


                                                  /s/ KPMG Peat Marwick LLP

                                                      KPMG Peat Marwick LLP


Houston, Texas
October 3, 1997